                                                                     Exhibit 4.4

No. A1                                                            200,000 Shares


                         COMMON STOCK PURCHASE WARRANT

                             Void After 5:00 P.M.
                  Pacific Daylight Time on September 30, 2004


     THIS CERTIFIES THAT, for value received, Robert Fleming Inc., a Delaware corporation, the registered holder of this Common Stock Purchase Warrant (the "Warrant") or permitted assigns (the "Holder"), is entitled to purchase from Western Micro Technology, Inc., a Delaware corporation (the "Company"), at any time until September 30, 2004 (the "Expiration Date"), at the purchase price per share of Seven Dollars and Fifty Cents ($7.50) (the "Exercise Price"), the number of shares of Common Stock of the Company (the "Common Stock") which is equal to the number of Shares set forth above. The number of shares purchasable upon exercise of this Warrant and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

     This Warrant is issued under and in accordance with a Warrant Agreement dated as of September 30, 1997, between the Company and the Warrant Holder and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant by acceptance hereof consents. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Company.

     This Warrant may be exercised in whole or in part by presentation of this Warrant with the Purchase Form on the reverse side hereof duly executed and simultaneous payment of the Exercise Price (subject to adjustment) at the principal office of the Company at 254 East Hacienda Avenue, Campbell, California 95008. Payment of such price shall be made at the option of the Holder hereof in cash or by certified or official bank check or otherwise as set forth in the Warrant Agreement, including in the form of a "net exercise."
Terms relating to exercise of this Warrant is set forth more fully in the Warrant Agreement.

     This Warrant may be exercised in whole or in part. Upon partial exercise, a Warrant Certificate for the unexercised portion shall be delivered to the Holder. No fractional shares will be issued upon the exercise of this Warrant but the Company shall round up to a whole share any fractional shares issuable upon the exercise of the Warrant. This Warrant is transferable only in limited circumstances as described in this Warrant Agreement at the office of the Company in Campbell, California, in the manner and subject to the limitations set forth in the Warrant Agreement.

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     "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED
     UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE OR OTHER DISPOSITION OR PLEDGE OF THESE SECURITIES OR THE SECURITIES UNDERLYING THESE SECURITIES CAN BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY OR A NO ACTION LETTER OR INTERPRETIVE OPINION OF THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT."

     The Holder hereof may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company. Any notice to the contrary notwithstanding, and until such transfer on which books, the Company may treat the Holder hereof as the owner for all purposes.

     This Warrant does not entitle any Holder hereof to any of the rights of a stockholder of the Company.

     This Warrant shall not be valid or obligatory for any purpose until it shall have been countersigned by the Company.

                                  WESTERN MICRO TECHNOLOGY, INC.,
                                  a Delaware corporation


                                  By:       /s/ James W. Dorst
                                     ----------------------------------
                                                James W. Dorst
                                          Chief Financial Officer



Attest:

     /s/ James W. Dorst
-------------------------------
         James W. Dorst
        Assistant Secretary

DATED: As of September 30, 1997

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                                 PURCHASE FORM

                                Mailing Address


____________________________________    ________________________________________
____________________________________    ________________________________________
____________________________________    ________________________________________

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder,_____________ shares of the stock provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or by cashier's check in the amount of $______________.]

     The undersigned requests that certificates for such shares be issued in the name of:

_____________________________________   ________________________________________
_____________________________________   ________________________________________
_____________________________________   ________________________________________
             (Please Print Name, Address and Social Security No.)

          DATED:___________

Name of Warrant holder or Permitted Assignee:

________________________________________________________________________________

Address:

________________________________________________________________________________
________________________________________________________________________________

Signature:______________________________________________________________________

Signature Guaranteed:  Note:  The above signature must correspond with the name as written upon the face of this Warrant
                              Certificate in every particular, without alteration or enlargement or any change whatever, unless this Warrant has been assigned.

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